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                                                                    EXHIBIT 10.1

                                COST PLUS, INC.

                         EXECUTIVE TRANSITION AGREEMENT

     This agreement (the "Agreement") is made and entered into by and between Ralph D. Dillon ("Employee") and Cost Plus, Inc. (the "Company"), effective as of May 7, 1999.

     WHEREAS, Employee is and has been employed by the Company and is currently Chairman Emeritus of the Company's Board of Directors (the "Board"); and

     WHEREAS, Employee desires to provide services to the Company as an Employee pursuant to this Agreement;

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:

     1.  Duties of Employee. During the Employment Term, Employee shall serve as
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an advisor to the Chief Executive Officer providing management advice and strategic planning services to the Company as mutually agreed by the parties. Employee shall render such business and professional services as shall reasonably be requested of him by the Chief Executive Officer. After February 12, 2001, Employee's duties will be limited to consultation by telephone for such time periods as are mutually agreed to between Employee and the Company.

     2.  Employment Term. Employee's employment under this Agreement shall
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continue until September 30, 2005, unless sooner terminated as provided herein
("Employment Term").

     3.  Resignation from Board. Employee hereby resigns from the Board of
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Directors as of the date of this Agreement.

     4.  Compensation and Benefits.
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         (a)  Base Salary. The Company shall pay Employee a base salary (the
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"Base Salary") at a rate of (i) $185,500 per year from the date of this
Agreement until March 31, 2000; (ii) $214,000 per year from April 1, 2000 until March 31, 2001; and (iii) $14,000 per year for the remainder of the Employment Term (or such greater amount as shall be necessary to comply with federal, Wisconsin or California minimum wage laws). Such salary is payable in accordance with normal Company policy. If Employee should die before March 31, 2001, the payments Employee would be entitled to until March 31, 2001 (as provided for under this Section 4(a)) shall be paid by the Company to his named beneficiary, or, if no beneficiary has been named, then to his estate in accordance with normal Company policy.
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         (b)  Benefits. Employee shall be included in all employee benefits
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plans, programs or arrangements, including, without limitation, any plans, programs or arrangements providing for retirement benefits, disability benefits, health and life insurance, vacation and paid holidays, which shall be established by the Company for, or made available to, its senior employees and shall further be entitled to fringe and other employee benefits and perquisites equivalent to those he received prior to entering into this Agreement and to such other benefits and perquisites as are specifically set forth herein.

     5.  Stock Options. During the Employment Term Employee shall continue to
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vest in any outstanding stock options, pursuant to the terms of the respective stock option agreements.

     6.  Termination of Employment.

         (a)  Voluntary Termination. If, prior to the expiration of the
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Employment Term, Employee voluntarily terminates his employment with the
Company, then Employee shall be entitled only to payment of all amounts earned or owed to Employee and all vesting of equity compensation through and including the date of such termination or resignation.

         (b)  Material Breach. In the event the Company determines that Employee
              ---------------
has materially breached this Agreement and notwithstanding anything to the contrary in this Agreement, (i) the Company may not (A) terminate Employee's employment, (B) change or cancel Employee's medical benefits or (C) modify or cancel any of Employee's outstanding stock options (including modifying the vesting of any such options) until a final determination is made by the arbitrators (as provided below) that Employee has breached this Agreement; (ii) the Company may reduce Employee's pay to $14,000 per year (or such higher amount as required by law to maintain full time employment) upon giving written notice to Employee; and (iii) the Company must notify Employee in writing that the Company believes Employee has materially breached the Agreement. A material breach of this Agreement shall include a breach of Section 7, 8 or 9 of this Agreement. A panel of three arbitrators, one selected by each of the parties and the third mutually agreed to by the parties, in accordance with the rules of the American Arbitration Association (the "AAA"), shall determine whether Employee materially breached this Agreement using a "clear and convincing" evidence standard (i.e., the Company must meet the "clear and convincing" evidence standard in proving Employee's breach) in making their determination and applying the National Rules for the Resolution of Employment Disputes of the AAA. The arbitrators may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrators shall be final, conclusive and binding upon the parties. Judgment may be entered on the arbitrators' decision in any court having jurisdiction. Arbitration shall take place in Dane County, Wisconsin. In the event that the arbitrators fail to determine that Employee breached this Agreement, then Employee shall be entitled to the benefits provided for under this Agreement including any salary which the Company had not paid.

     7.  Covenants Not to Compete and Not to Solicit.
         -------------------------------------------

         (a) During the Employment Term, the Employee agrees that he shall not, on his own behalf, or as owner, manager, advisor, principal, agent, partner, consultant, director, officer, stockholder or employee of any business entity, or otherwise participate in the development or


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provision of products or services in a manner directly competitive with the
Business of the Company in any of the states in which the Company operates during the Employment Term without the express written authorization of the Company. For purposes of this Agreement, the "Business of the Company" shall mean the sale at retail of gourmet foods, wines, and casual home furnishings. The Employee may participate in one or more business whose products or services constitute less than twenty-five percent (25%) of the goods or services offered for sale by the Company. The foregoing covenant shall not be deemed to prohibit Employee from acquiring an investment of not more than three percent (3%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

         (b) During the Employment Term, the Employee agrees that he shall not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company or cause an employee to leave their employment either for Employee or for any other entity or person.

         (c) The Employee represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     8.  Confidentiality. Employee agrees at all times during the Employment
         ---------------
Term and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. Employee understands that "Confidential Information" means any Company proprietary information and trade secrets protected by the Uniform Trade Secrets Act including, but not limited to, market research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company to whom Employee becomes acquainted during the term of Employee's employment), markets, developments, marketing, finances or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Confidential Information does not include any of the foregoing items which has become publicly known through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved. The terms of this provision shall survive the Employment Term.

     9.  Representations.
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         (a)  Non-Disparagement. Employee agrees to refrain from any defamation,
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libel or slander of the Company or any of its officers or any members of its
Board of Directors, or tortious interference with the contracts and relationships of the Company. Similarly, the Company shall refrain from any defamation, libel or slander of the Employee, and from tortious interference with the contracts and relationships of the Employee.

         (b)  Representing the Company. Employee understands and agrees that he
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shall not represent himself as an agent or representative of the Company to any person unless he has received the Chief Executive Officer's express written authorization prior to the representation. The


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foregoing covenant shall not, however, prohibit the Employee from disclosing to others his employment with the Company.

     10.  Assignment. Employee's rights and obligations under this Agreement
          ----------
shall not be assignable by Employee. The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to the transfer, by merger, liquidation, or otherwise, of all or substantially all of the business of the Company.

     11.  Notices. Any notice required or permitted under this Agreement shall
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be given in writing and shall be deemed to have been effectively made or given if personally delivered, or mailed to the other party at its address set forth below in this Section 11, or at such other address as such party may designate by written notice to the other party hereto. Any effective notice hereunder shall be deemed given on the date personally delivered or on the date facsimile or deposited in the United States mail (sent by certified mail, return receipt requested), as the case may be, at the following address:

                        (i)  If to the Company:

                             Cost Plus, Inc.
                             200 4th Street
                             Oakland, CA 94607
                             Attn:  Joan Fujii
                             ----

                        (ii) If to Employee:
                             Mr. Ralph D. Dillon
                             (Ralph D. Dillon's
                             address here)

                        With a copy to:
                             Foley & Lardner
                             150 East Gilman Street
                             Madison, WI 53703
                             Attn: Blaine R. Renfert

     12.  Mediation. Employee and the Company agree that any dispute or
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controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, shall first be submitted to mediation, except as provided for in Section 6(b). The mediation shall be conducted within 45 days of one party notifying the other of a dispute or controversy regarding this Agreement or Employee's employment relationship with the Company. Such mediation shall take place in Madison, Wisconsin. Unless otherwise provided for by law, the Company and Employee shall each pay half the costs and expenses of the mediation, not including any legal fees or legal costs incurred by the parties themselves. In the event that the parties fail to successfully mediate any dispute, or otherwise to settle any dispute, either party shall be free to initiate a lawsuit with respect thereto. Any such lawsuit shall be brought only in a state or federal court located in Dane County, Wisconsin.


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     13.  Severability.  If a court of law determines that any term or provision
          ------------
hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) such court shall have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     14.  Entire Agreement.  This Agreement and any written agreement or plan
          ----------------
referenced herein represent the entire agreement of the parties with respect to the matters set forth herein, and to the extent inconsistent with other prior contracts, arrangements or understandings between the Company and Employee, supersede all such previous contracts, arrangements or understandings between the Company and Employee. This Agreement may be amended only by mutual written agreement of the Company and Employee.

     15.  Withholding.  Company shall be entitled to withhold, or cause to be
          -----------
withheld, any amount of withholding taxes required by law with respect to payments made to Employee in connection with his employment hereunder.

     16.  Waiver. Any waiver or consent from the Company with respect to any
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term or provision of this Agreement or any other aspect of Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of Employee's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

     17.  Governing Law.  This Agreement shall be construed, interpreted, and
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governed in accordance with the laws of California without reference to rules relating to conflicts of law.

     18.  Successors. This Agreement shall be binding upon and inure to the
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benefit of, and shall be enforceable by Employee and the Company, their respective heirs, executors, administrators and assigns. In the event the Company is merged, consolidated, liquidated by a parent corporation, or otherwise combined into one or more corporations, the provisions of this Agreement shall be binding upon and inure to the benefit of the parent corporation or the corporation resulting from such merger or to which the asset shall be sold or transferred, which corporation from and after the date of such merger, consolidation, sale or transfer shall be deemed to be the Company for purposes of this Agreement. In the event of any other assignment of this Agreement by the Company, by operation of law or otherwise, the Company shall remain primarily liable for its obligations hereunder. This Agreement shall not be assignable by Employee.

     19.  Headings.  The headings of section herein are included solely for
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convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.


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     20.  Counterparts.  This Agreement may be executed by either of the parties
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hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


COMPANY                             COST PLUS, INC.

                                         /s/ Murray H. Dashe
                                    ----------------------------------
                                    Signature

                                         Murray H. Dashe
                                    ----------------------------------
                                    Please print name

                                         Chairman, CEO, and President
                                    ----------------------------------
                                    Please print title

EMPLOYEE                                 /s/ Ralph D. Dillon
                                    ----------------------------------
                                    Ralph D. Dillon


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